EXHIBIT 23.2





                          INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 (relating to the Nu Horizons Electronics Corp. 2002 Key Employee Stock Option Plan, as amended) of our opinion dated May 3, 2002 on the consolidated financial statements of Nu Horizons Electronics Corp. and subsidiaries included in the Corporation's annual report on Form 10-K for the fiscal year ended February 28, 2002.




                                     /S/LAZAR LEVINE & FELIX LLP
                                     ---------------------------
                                     LAZAR LEVINE & FELIX LLP
                                     Certified Public Accountants



New York, New York
March 5, 2003